Exhibit 107

Calculation of Filing Fee Tables
S-3
(Form Type)
National Storage Affiliates Trust
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares of Beneficial Interest, par value $0.01 per share ("Common Shares")	Other(1)	N/A	N/A	$400,000,000	0.0001531	$61,240.00	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$400,000,000.00		$61,240.00
	Total Fees Previously Paid							$—
	Total Fee Offsets							$18,444.70
	Net Fee Due							$42,795.30

(1)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. This registration fee table shall be deemed to update the “Calculation of Registration Fee Tables” in National Storage Affiliates Trust’s (the “Registrant”) registration statement on Form S-3ASR (File No. 333-277750) filed on March 7, 2024 in accordance with Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fees Offset Claims	National Storage Affiliates Trust	S-3	333-253663	May 19, 2021		$18,444.70	Equity	Common Shares and 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share ("Series A Preferred Shares")	(1)	$169,062,356.00
Fee Offset Sources	National Storage Affiliates Trust	S-3	333-253663		May 19, 2021			N/A			$39,878.71

(1)	$400,000,000 in aggregate offering amount of the Registrant’s Common Shares and Series A Preferred Shares was previously registered under the prospectus supplement (Registration No. 333-253663) filed by the Registrant on May 19, 2021, of which $169,062,356 in aggregate offering amount has not been sold. Pursuant to Rule 457(p) under the Securities Act, the registration fee due hereunder is offset by the amount of filing fees of $18,444.70 attributable to such unsold shares. The Registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.